                                                                    Exhibit 10.9

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISK DENOTE OMISSION.

                            AKAMAI TECHNOLOGIES, INC.
      HAS REQUESTED THAT THE MARKED PORTIONS OF THIS AGREEMENT BE GRANTED CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933


               STRATEGIC ALLIANCE AND JOINT DEVELOPMENT AGREEMENT

          This STRATEGIC ALLIANCE AND JOINT DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into as of this ___ day of August, 1999, (the "Effective Date") by and between CISCO SYSTEMS, INC., a California corporation, with offices at 170 W. Tasman Drive, San Jose, California 95134 ("Cisco"), and AKAMAI TECHNOLOGIES, INC., a Delaware corporation, with offices at 201 Broadway, Cambridge, MA 02139 ("Akamai").

                                    RECITALS:

         A. Cisco is in the business of developing, manufacturing and selling routers, switches and other hardware and software products for use in computer and communications networks ("Cisco Products"), including but not limited to certain products for the caching and secure transmission of data and certain protocols for the exchange of information.

         B. Akamai has developed proprietary technology to efficiently deliver content over the Internet and is in the business of providing content distribution services ("Akamai Services"). To support its Akamai Services, Akamai has, among other things, deployed a worldwide network dedicated to web content delivery.

         C. The parties wish to enter into a strategic development, integration and joint marketing arrangement, and wherever practicable, Akamai is willing standardize Akamai's hardware infrastructure on Cisco Products and to undertake such other obligations as are set forth herein, on the terms and conditions contained in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. DEFINITIONS.

Capitalized terms used in this Agreement are defined throughout the Agreement. Terms not defined therein shall be given their plain English meaning; provided, however, that those terms, acronyms and phrases known in the computer software industry which are not defined shall be interpreted in accordance with their generally accepted industry meaning.



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2. INTENT AND PURPOSE OF ALLIANCE; PROJECT PLANS.

         2.1 INTENT AND PURPOSE. This Agreement contemplates certain joint development activities between Cisco and Akamai that are intended to facilitate and promote faster and more efficient Internet content delivery by, among other things, developing protocol specifications and algorithms enabling Cisco's router and switch hardware and equipment technologies and capabilities to interoperate with Akamai's Internet content delivery technologies, services and capabilities. Pursuant to the foregoing, it is the current intent of the parties to undertake the development and integration projects specified in Section 3 below (the "Projects").

         2.2 PROJECT PLANS. Notwithstanding the provisions of Section 2.1 above, the parties understand that the technical and commercial feasibility of the Projects has not been established. Accordingly, while it is the present intent of the parties to undertake the Projects, either party may at its sole discretion decline to agree to undertake any or all of the Projects without obligation or penalty. It is further understood and agreed that each Project undertaken pursuant to this Agreement will be subject to the execution and delivery by the Parties of a separate Project plan for each Project undertaken (each, a "Project Plan"). When executed, each Project Plan will be attached to and incorporated by reference into this Agreement, and the terms and conditions of the Project Plan shall control to the extent inconsistent with the terms contained herein. The Parties agree that each Project Plan will set forth, among other things as the parties shall deem appropriate, the following:

         -        a detailed description of the Project;

         - any design documents or specifications (unless the Project contemplates creation or development of the same);

         - Project deliverables, if any, that either or both Parties will be responsible for creating and developing;

         - tasks, responsibilities, covenants and agreements of each Party relating to the Project;

         - deadlines, interim milestones, and other matters relating to timing and delivery or performance under the Project;

         - Intellectual Property rights or licenses to the extent different from the terms of this Agreement;

         - exclusivity rights or other restrictions on use with or marketing of competing technologies, if any;

         -        termination rights of the Parties relating to the Project;

         - obligations of the Parties to manufacture, market or sell implementations of the Project; and

         - any other terms or conditions that vary from the terms and conditions set forth in this Agreement.

3. THE PROJECTS.

         3.1 CACHE INTERFACE PROJECT. Akamai and Cisco will jointly develop a cache interface protocol ("CIP") which will enable content delivery software (which shall include but may not be limited to Akamai's proprietary FreeFlow software (the "FreeFlow Software")) to interface with cache engine


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products (the "Cache Engine", which shall include but may not be limited to
Cisco's cache engine products), and for the Cache Engine to participate in and integrate with Akamai's content delivery service, as follows:

                  (a) Akamai has delivered to Cisco an initial draft of a Cache Engine interface design document ("Cache Engine Interface Design Document"). Engineering teams from both parties agree to work jointly and negotiate in good faith to agree upon a final Cache Engine Interface Design Document and a Cache Engine interface Project Plan ("Cache Engine Interface Project Plan").

                  (b) The parties will establish by mutual agreement target dates for the development of the Cache Engine Interface Design Document and the Cache Engine Interface Project Plan.

                  (c) Akamai shall designate Sef Kloninger (sef@akamai.com) as its Project Manager (as defined below) for the Cache Engine interface project, and Cisco shall designate Krish Ramakrishnan (krish@cisco.com) as its Project Manager. Either Party may change its Project Manager and appoint a substitute Project Manager for this Project.

                  (d) Subject to the ownership rights set forth in Section 8, the Parties agree that all aspects of CIP jointly developed by the Parties (the "Jointly Developed CIP Property") shall be owned by Akamai. Subject to the provisions of Section 3.1(e) below, with respect to any Cisco Property expressly incorporated into CIP as finally approved by both Parties under this Agreement, Cisco hereby grants Akamai a nonexclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty free license, with the right to sublicense and authorize the granting of sublicenses, to make, have made, use, import, copy, modify, offer to sell, sell, lease and otherwise distribute such Cisco Property solely as incorporated into CIP and any implementations thereof. Subject to the provisions of Section 3.1(e) below, with respect to any Akamai Property and any Jointly Developed CIP Property expressly incorporated into CIP as finally approved by both Parties under this Agreement, Akamai hereby grants Cisco a non-exclusive, worldwide, perpetual, irrevocable, full paid-up, royalty free license, with the right to sublicense and authorize the granting of sublicenses, to make, have made, use, import, copy, modify, offer to sell, sell, lease and otherwise distribute such Akamai Property and Jointly Developed CIP Property solely as incorporated into CIP and any implementations thereof. The parties further agree that Confidential Information excludes CIP as finally approved by both Parties.

                  (e) The parties agree that nothing contemplated in this
         Section 3.1 shall prohibit: (i) Cisco from enabling its Cache Engine to interface with any content delivery services or other product or service of Cisco or any third party (including enabling such interface through creation of a new version of CIP, provided that Cisco does not disclose to such third party or use any Akamai Property or Akamai Confidential Information in interfacing with such third party products); and (ii) Akamai from interfacing or offering its content delivery services with cache products or other product or service of Akamai or any third party (including enabling such interface through creation of a new version of CIP, provided that Akamai does not disclose to such third party or


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          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE
          SECURITIES AND EXCHANGE COMMISSION. ASTERISK DENOTE OMISSION.


         use any Cisco Property or Cisco Confidential Information in interfacing with such third party products).

                  (f) In addition to the foregoing, Cisco agrees that it will not, during the term of this Agreement and for a period of [**] following its termination, [**] or [**] services that [**] with Akamai Services that utilize any of the [**] , provided however that, subject to the other restrictions and limitations provided herein, nothing in this Section 3.1(f) shall [**] Cisco from [**] products which [**] to provide such services, and provided further that the restrictions on Cisco contemplated in this Section 3.1(f) shall terminate immediately upon any termination of this Agreement by Akamai. Akamai agrees that it will not, during the term of this Agreement and for a period of [**] following its termination, [**] or [**] any products that [**] with any Cisco Product that utilizes any of the [**], provided however that, subject to the other restrictions and limitations provided herein, nothing in this Section 3.1(f) shall [**] Akamai from [**] its software or services to [**] or [**] products, and provided further that the restrictions on Akamai contemplated in this Section 3.1(f) shall terminate immediately upon any termination of this Agreement by Cisco.

         3.2 ROUTING, FLOW AND CAPACITY INFORMATION PROTOCOL DEVELOPMENT PROJECT. In consultation with Akamai and third parties, Cisco will develop a protocol specification (possibly to be named the Flow Information Protocol, or "FIP") that will enable the exchange and secure transmission of routing, flow and capacity data and other information between Cisco's routers and switches and the products and services of Akamai and other third parties ("FIP") to be used by the each of the Parties to enhance the interoperation of their products or services. By way of example (but without limitation), it is anticipated that the following data may be included in such protocols, subject to such data being available and capable of being readily exposed:

         -        [**] that would [**] a router is [**];

         -        [**] of each [**];

         -        [**] on each [**];

         -        [**] on each [**];

         -        [**] on each [**];

         -        [**] ([**] etc.); and

         -        [**] information ([**], etc.).

                  (a) The parties will (i) establish by mutual agreement target dates for the development of the FIP, and (ii) negotiate in good faith to agree upon, execute and deliver an FIP Project Plan.

                  (b) Akamai shall designate Bruce Maggs (bmm@akamai.com) as its Project Manager for the Routing Protocols project, and Cisco shall designate David Rossetti (rossetti@cisco.com) as its Project Manager. Either Party may change its Project Manager and appoint a substitute Project Manager for this Project.

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                   (c) Unless expressly agreed to in the FIP Project Plan or
         otherwise in writing between the Parties with respect to a specific portion: (i) the FIP, including any derivatives, improvements or modifications created under this Agreement, shall be considered Cisco Property under this Agreement, Cisco hereby grants Akamai a nonexclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty free license to use FIP as delivered to Akamai by Cisco solely to implement certain of Akamai's software to enable Akamai, in providing Akamai Services, to interoperate with and fully utilize Cisco Products.

                  (d) Akamai acknowledges that Cisco may establish and promote the FIP as an "industry standard". Accordingly, subject to the requirements of confidentiality with respect to Akamai's confidential information, Cisco may at any time and at Cisco's discretion submit the FIP to the IETF and other standards bodies. Cisco will notify Akamai if it intends to so submit the FIP to the IETF or other standards bodies.

         3.3 EMBEDDING METRIC COMPUTATION INTO ROUTERS PROJECT. Akamai and Cisco will jointly develop, name and implement one or more algorithms to enable Cisco routers and switches to compute measurable cost metrics that can be used in connection with, among other things, making content routing decisions and tracking accurate and relevant cost metric data ("Metrics Algorithms"), and to develop protocols which will provide the data resulting from such algorithms to Cisco Products and to Akamai's software ("Metrics Protocols"), as follows:

                  (a) The parties will (i) establish by mutual agreement target dates for the development of the Metrics Algorithms and Metrics Protocols, and (ii) negotiate in good faith to agree upon, execute and deliver a Project Plan relating to the development of the Metrics Algorithms and Metrics Protocols ("Metrics Project Plan").

                  (b) Akamai shall designate Bruce Maggs (bmm@akamai.com) as its Project Manager for the Metrics Protocols project, and Cisco shall designate David Rossetti (rossetti@cisco.com) as its Project Manager. Either Party may change its Project Manager and appoint a substitute Project Manager for this Project.

                  (c) Subject to the ownership rights set forth in Section 8, the parties agree that all aspects of the Metrics Protocols jointly developed by the parties (the "Jointly Developed Metrics Protocol Property") shall be owned by Cisco. With respect to the Akamai Property, if any, expressly incorporated by the parties into the Metrics Protocols as finally approved by the Parties under this Agreement, Akamai hereby grants Cisco a nonexclusive, worldwide, perpetual, irrevocable, fully paid-up, royalty free license, with the right to sublicense and authorize the granting of sublicenses, to make, have made, use, import, copy, modify, offer to sell, sell, lease and otherwise distribute such Akamai Property solely as incorporated in the Metrics Protocols and any implementations thereof. With respect to the Jointly Developed Metrics Protocol Property and the Cisco Property, if any, expressly incorporated by the Parties into the Metrics Protocols as finally approved by the Parties under this Agreement, Cisco hereby grants Akamai a non-exclusive, worldwide, perpetual, irrevocable, full paid-up, royalty free license, with the right to sublicense and

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         authorize the granting of sublicenses, to make, have made, use, import, copy, modify, offer to sell, sell, lease and otherwise distribute the Cisco Property and the Jointly Developed Metrics Protocol Property solely as incorporated in the Metrics Protocols and any implementations thereof. Subject to foregoing, the foregoing licenses do not grant either Party rights to any Metrics Protocols created by the other party subsequent to the version finally approved by the Parties under this Agreement. The parties further agree that Confidential Information excludes the Metrics Protocol as finally approved by both Parties.

                  (d) Notwithstanding the provisions of Section 8, the ownership, license and confidentiality rights of each party with regard to the Metrics Algorithms shall be set forth as in the Project Plan.

                  (e) Except as may be otherwise expressly provided in the Project Plan, Akamai acknowledges that Cisco may establish and promote the Metrics Protocol as an industry standard. Accordingly, subject to the requirements of confidentiality with respect to Akamai's Confidential Information, Cisco may at any time and at Cisco's discretion submit the Metrics Protocols to the IETF and other standards bodies. Cisco will notify Akamai if it intends to so submit the FIP to the IETF or other standards bodies.

         3.4 DEVELOPMENT OF ALGORITHMS AND PROTOCOLS TO CONTROL CISCO SWITCHES IN COMBINATION WITH AKAMAI'S CONTENT DELIVERY SYSTEM. Akamai and Cisco shall form a working group to jointly develop, name and implement a next generation switch with the ability to dynamically adapt to changing network conditions and distribute content according to more sophisticated algorithms than is possible with existing routing algorithms ("Switch Algorithms") and to develop protocols which will provide the data resulting from such algorithms to Cisco Products and to Akamai's software ("Switch Protocols"), as follows:

                  (a) The parties will (i) establish by mutual agreement target dates for the development of the Switch Algorithms and Switch Protocols, and (ii) negotiate in good faith to agree upon, execute and deliver a Switch Algorithms and Switch Protocols Project Plan ("Switch Project Plan").

                  (b) Akamai shall designate Bruce Maggs (bmm@akamai.com) as its Project Manager for the Switch Protocols project, and Cisco shall designate John Wakerly (wakerly@cisco.com) as its Project Manager. Either Party may change its Project Manager and appoint a substitute Project Manager for this Project.

                  (c) Subject to the ownership rights set forth in Section 8, the parties agree that all aspects of the Switch Protocols jointly developed by the parties (the "Jointly Developed Switch Protocol Property") shall be owned by Cisco. With respect to the Akamai Property, if any, expressly incorporated by the parties into the Switch Protocols as finally approved by the Parties under this Agreement, Akamai hereby grants Cisco a nonexclusive, worldwide, perpetual,

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         irrevocable, fully paid-up, royalty free license sublicense and authorize the granting of sublicenses, to make, have made, use, import, copy, modify, offer to sell, sell, lease and otherwise distribute such Akamai Property solely as incorporated in the Switch Protocols and any implementations thereof. With respect to the Cisco Property and the Jointly Developed Switch Protocol Property, Cisco hereby grants Akamai a non-exclusive, worldwide, perpetual, irrevocable, full paid-up, royalty free license, with the right to sublicense and authorize the granting of sublicenses, to make, have made, use, import, copy, modify, offer to sell, sell, lease and otherwise distribute the Cisco Property and the Jointly Developed Switch Protocol Property solely as incorporated in the Switch Protocols and any implementations thereof. Subject to foregoing, the foregoing licenses do not grant either Party rights to any Switch Protocols created by the other party subsequent to the version finally approved by the Parties under this Agreement. The parties further agree that Confidential Information excludes the Switch Protocol as finally approved by both Parties.

                  (d) Notwithstanding the provisions of Section 8, the ownership, license and confidentiality rights of each party with respect to any Switch Algorithms shall be set forth as in the Project Plan.

                  (e) Except as may be otherwise expressly provided in the Project Plan, Akamai acknowledges that Cisco may establish and promote the Switch Protocol as an industry standard. Accordingly, subject to the requirements of confidentiality with respect to Akamai's Confidential Information, Cisco may at any time and at Cisco's discretion submit the Switch Protocols to the IETF and other standards bodies. Cisco will notify Akamai if it intends to so submit the FIP to the IETF or other standards bodies.

         3.5 POSSIBLE DEVELOPMENT OF FREEFLOW SERVER ENABLED LINUX SERVICE CARD. Each party agrees to use commercially reasonable efforts and explore, assess and investigate the possibility of enabling the FreeFlow Software to operate on a Linux router card. Akamai shall designate Danny Lewin (danny@akamai.com) to evaluate the project contemplated in this Section 3.5, and Cisco shall assign Andy Bechtolsheim (avb@cisco.com). Either Party may change its Project Manager and appoint a substitute Project Manager for this Project.

         3.6 DEVELOPMENT OF HARDWARE SUPPORT FOR EFFICIENT STREAMING. Each party agrees to use commercially reasonable efforts and explore, assess and investigate the possibility of developing modifications to the Cisco Products and Akamai Services to support and enable more efficient distribution of streaming audio, video and other content. Akamai shall designate Danny Lewin (danny@akamai.com) to evaluate the Project contemplated in this Section 3.6, and Cisco shall assign Andy Bechtolsheim (avb@cisco.com). Either Party may change its Project Manager and appoint a substitute Project Manager for this Project.

         3.7 ADDITIONAL DEVELOPMENT AND INTEGRATION OPPORTUNITIES. During the term of this Agreement, the parties may explore and assess other possible joint development or integration opportunities consistent with the intent and purpose of this Agreement.

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4. ADDITIONAL AGREEMENTS OF THE PARTIES.

         4.1 STRATEGIC INVESTMENT IN AKAMAI BY CISCO. Concurrent with the execution and delivery of this Agreement, Cisco and Akamai have executed and delivered that certain Preferred Stock Purchase Agreement and all documents ancillary thereto, pursuant to which Cisco has acquired 1,867,480 shares of Akamai's Series E Preferred Stock, at an aggregate purchase price of $49,000,807.72.

         4.2 LOGO USAGE; AKAMAI EQUIPMENT PURCHASES. Cisco hereby grants Akamai the right to use Cisco's logo, subject to logo usage guidelines to be provided by Cisco to Akamai. Akamai hereby grants Cisco the right to use Akamai's logo, subject to logo usage guidelines to be provided by Akamai to Cisco. During the term of this Agreement, each party also agrees that it will whenever commercially feasible promote to its customers the use of the other party's products and services. In addition, Akamai agrees that a majority of its purchases of network equipment will be Cisco Products, provided Cisco offers a product of the type required by Akamai and such product is priced competitively. Akamai will also notify Cisco from time to time of upcoming product needs so that Cisco will have the opportunity to develop a product to meet Akamai's requirements. Each party further agrees that it shall not, during the term of this Agreement, actively promote any third party products or services that compete with the other Party's products or services; provided, however, that the foregoing restrictions shall not preclude a Party from (i) providing support comments or quotes to third party press releases, announcements or other marketing communications (provided the Party does not initiate the issuance of such press release, announcement or communications); and (ii) endorsing and promoting a Party's product or service solutions that rely on or work in conjunction with competing third party products or services (provided such endorsement is limited to the Party's product or service, and only mentions or refers to the competing third party's products or services as reasonably necessary to promote the Party's product or service).

         4.3 PUBLICITY; PRESS RELEASES. The parties may by mutual consent agree to issue a joint press release describing the collaboration of the parties. In addition, each of Cisco and Akamai may, at such party's discretion: (a) identify the other as a strategic partner; (b) hyperlink from an appropriate area within its web site to the other's home page; and (c) display the other party's logo on the its web site (in accordance with such party's guidelines for the use of such mark). The parties shall also consult regularly during the term of the Agreement and issue, as and when appropriate, such further press releases and/or other publicity materials as may be appropriate. The contents of the any press releases issued by the parties shall be subject to the approval of each party, which approval shall not be unreasonably withheld or delayed.

         4.4 USE OF NAME IN PROMOTIONAL MATERIALS. Each party shall, with prior approval of the other party (which will not be unreasonably withheld or delayed), be permitted to identify the other party as a strategic partner, to use the other party's name in connection with proposals to prospective customers, and to refer to the other party in print or electronic form for marketing or reference purposes, provided however that such proposals and marketing and reference materials shall not promote any third party or the products of any third party.

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         4.5 MARKETING, DISTRIBUTION AND SUPPORT EFFORTS; PROMOTIONAL
ACTIVITIES. To the extent agreed upon by the Parties pursuant to the applicable Project Plan or otherwise, each of Cisco and Akamai agree to undertake commercial reasonable steps to actively and aggressively promote, any products and services (including Cisco Products and Akamai Services) that result from the efforts undertaken pursuant to this Agreement. Each party agrees to serve as a reference in the other party's proposals for a reasonable number of contacts by prospective customers of the other party and for industry analysts. Each party will undertake all reasonable and diligent efforts to cause its customers, resellers and/or licensees to install and/or deploy enhancements or upgrades to existing products if such enhancements or upgrades result from the efforts of the parties under this Agreement. Under the direction of the Project Managers or the Project Leaders identified in Section 7.1 below, the parties may by mutual agreement or plan undertake joint-marketing or co-marketing programs or activities as appropriate to further the intent of this Agreement and the alliance created hereby.

         4.6 FREEDOM OF ACTION. Except as specifically provided herein or in any Project Plan, either Party may market and offer its own or third party products or services (through any means) which are the same as or similar to and which are competitive with the other party's products and services. Neither Party makes any assurances or representations to the other in connection with any financial gain or other benefit that may result from the activities contemplated in this Agreement.

5. PROJECT MANAGEMENT.

         5.1 PROJECT MANAGERS; PROJECT LEADERS. Each of the parties agrees to appoint and keep in place during the term of this Agreement one or more project managers (individually, a "Project Manager") who will allocate such portion of his or her working time as may be reasonably necessary to facilitate the performance, on a timely basis and in accordance with any particular project plan, of such party's obligations under this Agreement or any particular project plan, design or development specification or other document contemplated hereby. In addition, each party will name a Project Leader who will: (i) be the central point of contact for all matters arising under this Agreement; (ii) oversee project management and the resource allocations hereunder; and (iii) have overall responsibility for the facilitation of the performance of the obligations of the parties contemplated hereby. The Project Leaders for each respective party shall be the following individuals or their respective designated successors; provided, however, that it is the intent of the parties that the Project Leaders named below shall remain assigned to the alliance for the entire term of this Agreement:

                  AKAMAI:          Daniel Lewin, Chief Technology Officer
                  CISCO:           Krish Ramakrishnan, Director

         5.2 MEETINGS. The Project Leaders agree to meet at least quarterly to review the overall progress of the projects contemplated hereunder and to provide overall supervision and oversight. At least one-third of the meetings will be held at Cisco, one-third at Akamai, and one-third at Cisco, Akamai, or some alternative location, as the parties shall determine.

6. DEVELOPMENT EFFORTS; RESOURCE COMMITMENT; EXPENSES.

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         6.1 COST SHARING AND REIMBURSEMENT. Except as may be provided in any specific Project Plan or as may be otherwise agreed by the parties, each of Akamai and Cisco agrees that it shall be responsible for its own expenses incurred in conjunction with this Agreement and any attachments hereto, and with any undertakings and obligations contemplated hereby. Notwithstanding the foregoing, in the event development efforts are undertaken at either Cisco or Akamai, then the host party agrees to provide the necessary office space at no cost to the other party.

         6.2 INDEPENDENT CONTRACTORS. Either party shall have the option to utilize contractors in order to satisfy its obligation to supply personnel resources to the projects contemplated hereunder, but only to the extent and insofar as reasonably required in connection with the performance of the obligations of the party retaining the Contractor under this Agreement, and subject to the further requirements and limitations set forth herein.

7. DISPUTE RESOLUTION PROCESS.

         7.1 INITIAL CONSULTATION AND NEGOTIATION. In the event a dispute between Akamai and Cisco arises under the Agreement or a party's performance thereunder, the matter shall first be escalated to Akamai's Project Leader and Cisco's Project Leader in an attempt to settle such dispute through consultation and negotiation in good faith and a spirit of mutual cooperation.

         7.2 ESCALATION. If the Project Leaders are unable to resolve the dispute, it shall be referred to a conflict resolution committee comprised of one representative designated by each party. The initial members of the conflict resolution committee shall be:

                  For Akamai:        Paul Sagan, President and COO
                  For Cisco:         JayShree Ullal, General Manager, VPGM

         7.3 CONTINUED PERFORMANCE. Except where prevented from doing so by the matter in dispute, the parties agree to continue performing their obligations under this Agreement while any good faith dispute is being resolved unless and until such obligations are terminated by the termination or expiration of any project or this Agreement.

8. OWNERSHIP; LICENSES.

         8.1 OWNERSHIP BY AKAMAI. As between Cisco and Akamai, Akamai shall own all right, title, and interest in any Intellectual Property provided by Akamai to Cisco under this Agreement and owned by Akamai as of the Effective Date or independently developed by Akamai during the term of this Agreement (the "Akamai Property"), including any derivatives, improvements or modifications of the Akamai Property created by either party under this Agreement, and Cisco shall have no ownership interest therein. Cisco hereby irrevocably transfers, conveys and assigns to Akamai all of its right, title, and interest therein and in any property owned or to be owned by Akamai under this Agreement. Cisco shall execute

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such documents, render such assistance, and take such other action as Akamai may reasonably request, at Akamai's expense, to apply for, register, perfect, confirm, and protect Akamai's ownership rights set forth in this Section 8.1 and in Section 3, and Akamai shall have the exclusive right to apply for or register any patents, mask work rights, copyrights, and such other proprietary protections with respect thereto.

         8.2 OWNERSHIP BY CISCO. As between Cisco and Akamai, Cisco shall own all right, title, and interest in any Intellectual Property provided by Cisco to Akamai under this Agreement and owned by Cisco as of the Effective Date or independently developed by Cisco during the term of this Agreement (the "Cisco Property"), including any derivatives, improvements or modifications of the Cisco Property created by either party under this Agreement, and Akamai shall have no ownership interest therein. Akamai hereby irrevocably transfers, conveys and assigns to Cisco all of its right, title, and interest therein and in any property owned or to be owned by Cisco under this Agreement. Akamai shall execute such documents, render such assistance, and take such other action as Cisco may reasonably request, at Cisco's expense, to apply for, register, perfect, confirm, and protect Cisco's ownership rights set forth in this Section
8.2 and in Section 3, and Cisco shall have the exclusive right to apply for or register any patents, mask work rights, copyrights, and such other proprietary protections with respect thereto.

         8.3 WAIVER OF MORAL RIGHTS. Akamai hereby waives any and all moral rights, including without limitation any right to identification of authorship or limitation on subsequent modification that Akamai (or its employees, agents or consultants) has or may have in the Cisco Property or any part thereof. Cisco hereby waives any and all moral rights, including without limitation any right to identification of authorship or limitation on subsequent modification that Cisco (or its employees, agents or consultants) has or may have in the Akamai Property or any part thereof.

         8.4 PARTY AS ATTORNEY IN FACT. Akamai agrees that if Cisco is unable because of Akamai's dissolution or incapacity, or for any other reason, to secure Akamai's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the inventions assigned to Cisco above, then Akamai hereby irrevocably designates and appoints Cisco and its duly authorized officers and agents as Akamai's agent and attorney in fact, to act for and in Akamai's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Akamai. Cisco agrees that if Akamai is unable because of Cisco's dissolution or incapacity, or for any other reason, to secure Cisco's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the inventions assigned to Akamai above, then Cisco hereby irrevocably designates and appoints Akamai and its duly authorized officers and agents as Cisco 's agent and attorney in fact, to act for and in Cisco 's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Cisco.

         8.5 LICENSES. In addition to any licenses granted elsewhere in this Agreement, Akamai hereby grants to Cisco during the term of this Agreement a paid up, royalty-free, nontransferable and nonexclusive license to use such of the Akamai Property (in both source code and object code form, as necessary) and

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all Intellectual Property rights with respect thereto solely in connection with
Cisco's performance hereunder and as may be reasonably necessary for Cisco to perform its obligations under this Agreement. Cisco hereby grants to Akamai during the term of this Agreement a paid up, royalty-free, nontransferable and nonexclusive license to use such of the Cisco Property (in both source code and object code form, as necessary) and all Intellectual Property Rights with respect thereto solely in connection with Akamai's performance hereunder and as may be reasonably necessary for Akamai to perform its obligations under this Agreement. For purposes of this Agreement, "Intellectual Property" shall mean all works protectible by copyright, trademark, patent and trade secret laws or by any other statutory protection obtained or obtainable, and any Confidential Information (as defined below) of a party that meets on of the foregoing criteria, including without limitation, any literary works, pictorial, graphic and sculptural works, architectural works, works of visual art, and any other work that may be the subject matter of copyright protection; advertising and marketing concepts; information; data; formulae; designs; models; drawings; computer programs, including all documentation, related listings, design specifications, and flowcharts, trade secrets, and any inventions including all methods, processes, business or otherwise; machines, manufactures and compositions of matter and any other invention that may be the subject matter of patent protection; and all statutory protection obtained or obtainable thereon.

         8.6 NO REVERSE ENGINEERING. Each of Cisco and Akamai agrees that it shall not (i) copy, modify, create any derivative work of, or include in any other products any Akamai Property (in the case of Cisco) or Cisco Property (in the case of Akamai) or any portion thereof, or (ii) reverse assemble, decompile, reverse engineer or otherwise attempt to derive source code (or the underlying ideas, algorithms, structure or organization) from any such property, except as specifically authorized in writing by the party owning the same or as specifically provided under this Agreement.

         8.7 COPYRIGHT NOTICES. Each party shall ensure that all copies of any software or other property in its possession or control incorporates all copyright and other proprietary notices in the same manner that the party owning the same incorporates such notices, or in any other manner reasonably requested by the owner. Each party shall promptly notify the other party in writing upon its discovery of any unauthorized use of a party's property or the infringement of such party's proprietary rights therein. Neither party shall license to any third party the property of the other party if such other party has notified the party that such third party may be involved in potential unauthorized use of the property or other infringement of such party's proprietary rights thereunder.

9. TRADEMARKS, TRADE NAMES AND BRANDING.

         9.1 USAGE GUIDELINES. Akamai shall comply with Cisco's logo, trademark and branding usage guidelines, which Cisco shall provide to Akamai, and as the same may be updated by Cisco from time to time. Cisco shall comply with Akamai's logo, trademark and branding usage guidelines, which Akamai shall provide to Cisco, and as the same may be updated by Akamai from time to time. Neither party shall alter the other party's Marks.

         9.2 OWNERSHIP. All Cisco Marks are and shall remain, as between Akamai and Cisco, the exclusive property of Cisco or its providers. All Akamai Marks are and shall remain, as between Akamai

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
and Cisco, the exclusive property of Akamai or its suppliers. Neither party grants any rights in the Marks or in any other trademark, trade name, service mark, business name or goodwill of the other except as expressly permitted hereunder or by separate written agreement of the parties and all use of a party's Marks shall inure to the benefit of the owner of such Mark. Each party agrees that it shall not challenge or assist others to challenge the rights of the other party or its suppliers or licensors in the Marks or the registration of the Marks, or attempt to register any trademarks, trade names or other proprietary indicia confusingly similar to the Marks.

10. CONFIDENTIALITY.

         10.1 AGREEMENT AS CONFIDENTIAL INFORMATION. The parties shall treat the terms and conditions and the existence of this Agreement as Confidential Information. Each party shall obtain the other's consent prior to any publication, presentation, public announcement or press release concerning the existence or terms and conditions of this Agreement.

         10.2 DEFINITION OF CONFIDENTIAL INFORMATION. "Confidential Information" means the terms and conditions of this Agreement, the existence of the discussions between the parties, any information disclosed in connection with the development and integration projects being undertaken as described in
Section 2 above, and any proprietary information a party considers to be proprietary, including but not limited to, information regarding each party's product plans, product designs, product costs, product prices, finances, marketing plans, business opportunities, personnel, research and development activities, know-how and pre-release products; provided that information disclosed by the disclosing party ("Disclosing Party") in written or other tangible form will be considered Confidential Information by the receiving party ("Receiving Party") only if such information is conspicuously designated as "Confidential," "Proprietary" or a similar legend. Information disclosed orally shall only be considered Confidential Information if: (i) identified as confidential, proprietary or the like at the time of disclosure, and (ii) confirmed in writing within thirty (30) days of disclosure. Confidential Information disclosed to the Receiving Party by any affiliate or agent of the Disclosing Party is subject to this Agreement.

         10.3 NONDISCLOSURE. The Receiving Party shall not disclose or use, except as permitted under this Agreement, the Confidential Information to any third party other than employees and contractors of the Receiving Party who have a need to have access to and knowledge of the Confidential Information solely for the Purpose authorized above. The Receiving Party shall have entered into non-disclosure agreements with such employees and contractors having obligations of confidentiality as strict as those herein prior to disclosure to such employees and contractors to assure against unauthorized use or disclosure.

         10.4 EXCEPTIONS TO CONFIDENTIAL INFORMATION. The Receiving Party shall have no obligation with respect to information which (i) was rightfully in possession of or known to the Receiving Party without any obligation of confidentiality prior to receiving it from the Disclosing Party; (ii) is, or subsequently becomes, legally and publicly available without breach of this Agreement; (iii) is rightfully obtained by the Receiving Party from a source other than the Disclosing Party without any obligation of confidentiality; (iv) is developed by or for the Receiving Party without use of the Confidential Information and such independent

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
development can be shown by documentary evidence; and (v) becomes available to the Receiving Party by wholly lawful inspection or analysis of products offered for sale. Further, the Receiving Party may disclose Confidential Information pursuant to a valid order issued by a court or government agency, provided that the Receiving Party provides the Disclosing Party: (a) prior written notice of such obligation; and (b) the opportunity to oppose such disclosure or obtain a protective order.

         10.5 RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION. Upon written demand by the Disclosing Party, and in any event upon termination of this Agreement, the Receiving Party shall: (i) cease using the Confidential Information, (ii) return the Confidential Information and all copies, notes or extracts thereof to the Disclosing Party within seven (7) days of receipt of demand; and (iii) upon request of the Disclosing Party, certify in writing that the Receiving Party has complied with the obligations set forth in this paragraph.

         10.6 INDEPENDENT DEVELOPMENT AND RESIDUALS. The terms of confidentiality under this Agreement shall not be construed to limit either party's right to develop independently or acquire products without use of the other party's Confidential Information. The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information. Accordingly, except as provided in this Agreement, neither party shall be prohibited from developing or having developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development. Further, subject to the other restrictions and limitations contained in this Agreement, the residuals resulting from access to or work with such Confidential Information shall not be subject to the confidentiality obligations contained in this Agreement. The term "residuals" means non-specific information in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including general ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.

11. REPRESENTATIONS AND WARRANTIES.

         11.1 AKAMAI'S REPRESENTATIONS AND WARRANTIES. Akamai represents and warrants to Cisco as follows:

         (a) Akamai and its licensors own or possess the necessary rights, title and licenses necessary to perform its obligations hereunder. Akamai has the right to enter into this Agreement and to perform its obligations hereunder. Akamai will perform all of its development obligations in a workmanlike manner.

         (b) Akamai warrants that any deliverables that are software will be Year 2000 Ready. "Year 2000 Ready" means the ability to: (i) accept input and provide output of data involving dates correctly and without ambiguity as to the twentieth or twenty-first centuries; (ii) manage, store, sort, perform calculations, and otherwise process data involving dates before, during, and after January 1, 2000 without malfunction, abends or aborts; and (iii) correctly process leap years including the year 2000. The foregoing warranty is subject to the condition that all other products (e.g., hardware, software, and firmware) which interface

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
with or are used with the deliverables (including any Cisco Products) properly exchange date data with the software. In the event Akamai becomes aware that any such software is not Year 2000 Ready, Akamai shall immediately notify Cisco and promptly correct such software to eliminate such problem. If Akamai fails to correct any such software that does not meet the foregoing warranty within a reasonable period of time, Cisco shall have the right to immediately terminate this Agreement.

EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 11.1, AKAMAI EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

         11.2 CISCO'S REPRESENTATIONS AND WARRANTIES. Cisco represents and warrants to Akamai as follows:

         (a) Cisco and its licensors own or possess the necessary rights, title and licenses necessary to perform its obligations hereunder. Cisco has the right to enter into this Agreement and to perform its obligations hereunder. Cisco will perform all of its development obligations in a workmanlike manner.

         (b) Cisco warrants that any deliverables that are software will be Year 2000 Ready. "Year 2000 Ready" means the ability to: (i) accept input and provide output of data involving dates correctly and without ambiguity as to the twentieth or twenty-first centuries; (ii) manage, store, sort, perform calculations, and otherwise process data involving dates before, during, and after January 1, 2000 without malfunction, abends or aborts; and (iii) correctly process leap years including the year 2000. The foregoing warranty is subject to the condition that all other products (e.g., hardware, software, and firmware) which interface with or are used with the deliverables (including any Akamai Property) properly exchange date data with the software. In the event Cisco becomes aware that any such software is not Year 2000 Ready, Cisco shall immediately notify Akamai and promptly correct such software to eliminate such problem. If Cisco fails to correct any such software that does not meet the foregoing warranty within a reasonable period of time, Akamai shall have the right to immediately terminate this Agreement.

EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 11.2, CISCO EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

12. INDEMNITY.

         12.1 INDEMNIFICATION BY CISCO. Cisco shall defend, indemnify and hold harmless Akamai and its officers, directors, employees, shareholders, agents, successors and assigns from and against any and all loss, damage, settlement, costs or expense (including legal expenses), as incurred, resulting from, or arising out of (i) any claim against Akamai which alleges that any Cisco Property or Cisco deliverable infringes upon, misappropriates or violates any patents, copyrights, trademarks or trade secret rights or other proprietary rights of persons, firms or entities who are not parties to this Agreement; (ii) any claim relating to negligence, misrepresentation, error or omission by Cisco, its representatives, distributors,

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OEMs, VARs or other resellers; and (iii) any warranties made by Cisco inconsistent with or beyond the scope of any warranties made by Akamai under this Agreement.

         12.2 CISCO EXCLUSIONS. Cisco shall have no obligation under Section
12.1 above to the extent any claim of infringement or misappropriation results from: (i) use by Akamai of the Cisco Property in combination with any other product, end item, or subassembly if the infringement would not have occurred but for such combination; (ii) use or incorporation in the Cisco Property of any design, technique or specification furnished by Akamai, if the infringement would not have occurred but for such incorporation or use; or (iii) any claim based on Akamai's use of the Cisco Property as shipped after Cisco has informed Akamai of modifications or changes in the Product required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Cisco's suggestions; (iv) use of the deliverables other than as permitted under this Agreement, if the infringement would not have occurred but for such use; or (v) compliance by Cisco with specifications or instructions supplied by Akamai.

         12.3 INDEMNIFICATION BY AKAMAI. Akamai shall defend, indemnify and hold harmless Cisco and its officers, directors, employees, shareholders, agents, successors and assigns from and against any and all loss, damage, settlement, costs or expense (including legal expenses), as incurred, resulting from, or arising out of (i) any claim against Cisco which alleges that any Akamai Property or Akamai deliverable infringes upon, misappropriates or violates any patents, copyrights, trademarks or trade secret rights or other proprietary rights of persons, firms or entities who are not parties to this Agreement; (ii) any claim relating to negligence, misrepresentation, error or omission by Akamai, its representatives, distributors, OEMs, VARs or other resellers; and
(iii) any warranties made by Akamai inconsistent with or beyond the scope of any warranties made by Akamai under this Agreement.

         12.4 AKAMAI EXCLUSIONS. Akamai shall have no obligation under Section
12.3 above to the extent any claim of infringement or misappropriation results from: (i) use by Cisco of the Akamai Property in combination with any other product, end item, or subassembly if the infringement would not have occurred but for such combination; (ii) use or incorporation in the Akamai Property of any design, technique or specification furnished by Cisco, if the infringement would not have occurred but for such incorporation or use; or (iii) any claim based on Cisco's use of the Akamai Property as shipped after Akamai has informed Cisco of modifications or changes in the Product required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Akamai's suggestions; (iv) use of the deliverable other than as permitted under this Agreement, if the infringement would not have occurred but for such use; or (v) compliance by Akamai with specifications or instructions supplied by Cisco.

         12.5 CONTROL OF DEFENSE. As a condition to such defense and indemnification, the party seeking indemnification will provide the other party with prompt written notice of the claim and permit such other party to control the defense, settlement, adjustment or compromise of any such claim. The party seeking indemnification may employ counsel at its own expense to assist it with respect to any such claim.

         12.6 DISCLAIMER. THE FOREGOING PROVISIONS OF THIS SECTION 12 STATE THE

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ENTIRE LIABILITY AND OBLIGATIONS OF THE PARTIES AND THE EXCLUSIVE REMEDY WITH
RESPECT TO ANY VIOLATION OR INFRINGEMENT OF PROPRIETARY RIGHTS, INCLUDING BUT NOT LIMITED TO ANY PATENT, COPYRIGHT, TRADEMARK, BY THE PRODUCTS OR SERVICES OF CISCO AND AKAMAI, RESPECTIVELY, OR ANY PART THEREOF. EACH PARTY'S OBLIGATIONS UNDER THIS SECTION 12 ARE SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 13.

13. LIMITATION OF LIABILITY.

         13.1 LIMITATION OF DAMAGES. EXCEPT FOR BREACH OF THE OBLIGATIONS OF CONFIDENTIALITY UNDER SECTION 10, NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

         13.2 LIMITATION OF LIABILITY. EXCEPT FOR BREACH OF THE OBLIGATIONS OF CONFIDENTIALITY UNDER SECTION 10 AND THE INDEMNIFICATION OBLIGATIONS UNDER
SECTION 12, THE TOTAL DOLLAR LIABILITY OF EITHER PARTY UNDER THIS AGREEMENT OR OTHERWISE SHALL BE LIMITED TO THREE MILLION DOLLARS ($3,000,000.00).

14. TERM AND TERMINATION.

         14.1 TERM OF AGREEMENT. This Agreement shall be effective upon the Effective Date and shall remain in force for a period of three (3) years, unless otherwise terminated as provided herein. However, this Agreement shall continue to remain in effect with respect to any project already agreed to hereunder at the time of such termination, until such projects are themselves terminated or performance thereunder is completed.

         14.2 TERMINATION FOR CAUSE. This Agreement may be terminated by a party for cause immediately upon the occurrence of and in accordance with the following:

                  (a) Insolvency Event. Either may terminate this Agreement by delivering written notice to the other party upon the occurrence of any of the following events: (i) a receiver is appointed for either party or its property; (ii) either makes a general assignment for the benefit of its creditors; (iii) either party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor's relief law, which proceedings are not dismissed within sixty (60) days; or (iv) either party is liquidated or dissolved.

                  (b) Change of Control. In the event any competitor of Cisco in the network industry acquires thirty-three percent (33%) or more of the equity ownership of Akamai, Cisco may at its option terminate this Agreement upon written notice.

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
                  (c) Default. Either party may terminate this Agreement effective upon written notice to the other if the other party violates any covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within thirty (30) days after notice thereof from the non-defaulting party stating its intention to terminate this Agreement by reason thereof.

         14.3 TERMINATION FOR CONVENIENCE. This Agreement, or any Project except as may be provided in such Project's Project Plan, may be terminated by either party without penalty, for any or no reason, by providing thirty (30) days prior written notice of such termination.

         14.4 SURVIVAL OF RIGHTS AND OBLIGATIONS UPON TERMINATION. Sections 3.1(d), 3.1(e), 3.1(f), 3.2(c), 3.2(d), 3.3(c), 3.3(d), 3.3(e), 3.4(c), 3.4(d),
3.4(e), 4.6, 6, 8, 10, 11, 12, 13, 15 and this Section 14.4 shall survive any expiration or termination of this Agreement or any project hereunder. Furthermore, in the event of any termination or expiration of this Agreement or such project: (i) all licenses expressly granted herein shall survive; and (ii) except as otherwise expressly provided herein, any ownership provisions (including but not limited to Section 8) shall survive.

15. MISCELLANEOUS.

         15.1 FORCE MAJEURE. Neither party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties.

         15.2 EXPORT. Each party hereby acknowledges that one or more deliverables supplied under the Agreement are or may be subject to export or import controls under the laws and regulations of the United States (U.S.). Each shall comply with such laws and regulations, and, agrees not to knowingly export, re-export, import or re-import, or transfer products without first obtaining all required U.S. Government authorizations or licenses. Cisco and Akamai each agree to provide the other such information and assistance as may reasonably be required by the other in connection with securing such authorizations or licenses, and to take timely action to obtain all required support documents. Each party agrees to maintain a record of exports, re-exports, and transfers of any such deliverables for five (5) years and to forward within that time period any required records to the party needing the same or, at such party's request, the U.S. Government. Each party agrees to permit audits as required under the regulations to ensure compliance with this Agreement.

         15.3 RELATIONSHIP OF PARTIES. The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

         15.4 NO THIRD PARTY BENEFICIARIES. Unless otherwise expressly provided, no provisions of

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this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Cisco and Akamai any rights, remedies or other benefits under or by reason of this Agreement.

         15.5 EQUITABLE RELIEF. Each party acknowledges that a breach by the other party of any confidentiality or proprietary rights provision of this Agreement may cause the non-breaching party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching party may institute an action to enjoin the breaching party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and a party may seek the entry of an injunction enjoining any breach or threatened breach of those provisions, in addition to any other relief to which the non-breaching party may be entitled at law or in equity.

         15.6 ATTORNEYS' FEES. In addition to any other relief awarded, the prevailing party in any action arising out of this Agreement shall be entitled to its reasonable attorneys' fees and costs.

         15.7 NOTICES. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by first class mail (registered or certified), to the Project Manager of other party. Notices will be deemed effective (i) three (3) working days after deposit, postage prepaid, if mailed, (ii) the next day if sent by overnight mail, or
(iii) the same day if sent by facsimile and confirmed as set forth above. A copy of any notice shall be sent to the following:

Cisco Systems, Inc.                                 Akamai Technologies, Inc.
170 West Tasman Drive                               201 Broadway
San Jose, CA  95134                                 Cambridge, MA 02139
Attn: VP Legal and Government Affairs               Attn: VP and General Counsel
Fax:  (408) 526-7019                                Fax: (617) 250-3001

         15.8 ASSIGNMENT. Neither party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party. Any attempted assignment or delegation without consent will be void. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors and permitted assigns. For purposes of this Section, a thirty-three percent (33%) change in control to any competitor of Cisco in the network industry shall constitute an assignment.

         15.9 WAIVER AND MODIFICATION. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the parties.

         15.10 SEVERABILITY. If for any reason a court of competent jurisdiction finds any provision of this

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
Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

         15.11 CONTROLLING LAW. This Agreement and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of the State of California and the United States, without regard to the conflicts of laws provisions thereof. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

         15.12 HEADINGS. Headings used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement.

         15.13 ENTIRE AGREEMENT. This Agreement, including all exhibits which are incorporated herein by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter.

         15.14 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

CISCO SYSTEMS, INC.                             AKAMAI TECHNOLOGIES, INC.

Name:                                           Name:

Title:                                          Title:

Date:                                           Date:

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